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                                                                 EXHIBIT (10)(a)


                       [SUTHERLAND ASBILL & BRENNAN LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 24, 2002


Board of Directors
Providentmutal Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain flexible premium deferred variable annuity contracts filed as part of post-effective amendment number 3 to the registration statement on Form N-4 for Providentmutual Variable Annuity Separate Account (File No. 333-88163). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                             Very Truly Yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP


                                             By: /s/ David Goldstein
                                             -------------------------------
                                             David Goldstein